Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders

Imaging Automation, Inc.

Billerica, Massachusetts

We have audited the accompanying consolidated balance sheet of Imaging Automation, Inc. as of September 30, 2004, and the related consolidated statements of operations, redeemable preferred stock and stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Imaging Automation, Inc. as of September 30, 2003 were audited by other auditors whose report dated December 21, 2004 expressed an unqualified opinion on those statements.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Imaging Automation, Inc. as of September 30, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Carlin, Charron & Rosen, LLP

Westborough, Massachusetts

December 22, 2004

IMAGING AUTOMATION, INC.

Consolidated Balance Sheets

September 30, 2004 and 2003

	2004	2003
Assets

Current assets
Cash and cash equivalents	$41,023	$72,561
Restricted cash	1,000,000	—
Accounts receivable, net of allowance for doubtful accounts of $13,631 and $13,307 at September 30, 2004 and 2003, respectively	118,489	219,325
Inventory	303,812	1,041,733
Prepaid expenses and other current assets	167,361	112,222

	1,630,685	1,445,841

Property and equipment, net	183,050	240,852
Capitalized software costs, net	182,950	242,950
Restricted cash	—	1,000,000
Deferred financing costs	78,145	104,017
Other assets	51,877	53,874

Total assets	$2,126,707	$3,087,534

Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit

Current liabilities
Note payable to bank	$2,000,000	$—
Subordinated note payable and debentures	599,770	31,250
Subordinated convertible notes payable to stockholders	1,150,000	—
Promissory note	900,000	950,000
Accounts payable	635,605	1,545,400
Accrued expenses	995,693	636,151
Customer deposits	90,098	90,098
Deferred revenue	250,174	132,138
Capital lease obligations	2,300	12,087

	6,623,640	3,397,124

Subordinated notes payable, net of current portion	1,713,988	468,750
Note payable to bank	—	2,000,000
Subordinated debentures	—	1,694,778
Capital lease obligations, net of current portion	—	2,822

Total liabilities	8,337,628	7,563,474

Redeemable preferred stock and stockholders’ deficit
Series A redeemable covertible preferred stock, $.0001 par value; 15,000,000 shares authorized, 13,468,413 issued and outstanding (including cumulative dividends of $1,616,212 and $404,052 at September 30, 2004 and 2003, respectively) (at liquidation preference)	14,757,363	13,422,481
Common stock, $.0001 par value; 25,000,000 shares authorized, 895,779 and 891,223 shares issued and outstanding at September 30, 2004 and 2003, respectively	90	89
Additional paid-in capital	11,564,513	12,899,352
Accumulated deficit	(32,532,888)	(30,797,862)

	(6,210,922)	(4,475,940)

Total Liabilities, Redeemable Preferred Stock and Stockholders’ Deficit	$2,126,706	$3,087,534

See notes to financial statements

IMAGING AUTOMATION, INC.

Consolidated Statements of Operations

For the Years Ended September 30, 2004 and 2003

	2004	2003
Revenues
Product	$4,543,424	$1,755,000
Service	1,474,044	914,171

	6,017,468	2,669,171
Cost of revenues
Product	1,503,256	1,709,210
Service	451,949	425,178

	1,955,205	2,134,388

Gross profit	4,062,263	534,783

Operating expenses
Research and development	2,294,137	2,545,748
Sales and marketing	1,534,875	2,467,593
General and administrative	1,250,539	1,894,573

	5,079,551	6,907,914

Loss from operations	(1,017,288)	(6,373,131)

Interest expense, net	686,387	3,425,677

Loss before provision for income taxes	(1,703,675)	(9,798,808)

Income tax expense	31,351	48,814

Net loss	$(1,735,026)	$(9,847,622)

See notes to financial statements

IMAGING AUTOMATION, INC.

Consolidated Statements of Redeemable Preferred Stock and Stockholders’ Deficit

For the Years Ended September 30, 2004 and 2003

	Series A Redeemable Convertible Preferred Stock		Series A-1 Redeemable Convertible Preferred Stock		Series A-2 Redeemable Convertible Preferred Stock		Series B Redeemable Convertible Preferred Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount			Total
Balance at October 1, 2002	—	$—	11,973,960	$3,164,087	3,115,125	$1,258,231	119,924,397	$12,813,352	11,911	$1	$1,973,670	$(20,950,240)	$(1,740,899)

Accretion of preferred stock dividends prior to the Recapitalization Plan (Note 8)	—	—	—	23,090	—	11,261	—	760,453	—	—	(794,804)	—	—
Exercise and conversion of warrants to common stock									623,424	62	919,446		919,508
Conversion of subordinated convertible notes	4,119,863	4,119,863	—	—	—	—	—	—	—	—	—	—	4,119,863
Issuance of Series A preferred stock (net of issuance costs of $490,892)	9,348,550	8,857,658	—	—	—	—	(68,476,573)	(7,236,948)	—	—	—	—	1,620,710
Conversion of preferred stock to common stock	—	—	(11,973,960)	(3,187,177)	(3,115,125)	(1,269,492)	(51,447,824)	(6,336,857)	255,888	26	10,793,500	—	—
Issuance of Series A preferred stock warrants in conjunction with loan guarantee	—	—	—	—	—	—	—	—	—	—	452,500	—	452,500
Accretion of issuance costs	—	40,908	—	—	—	—	—	—	—	—	(40,908)	—	—
Accretion of Series A preferred stock dividends	—	404,052	—	—	—	—	—	—	—	—	(404,052)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(9,847,622)	(9,847,622)

Balance at September 30, 2003	13,468,413	13,422,481	—	—	—	—	—	—	891,223	89	12,899,352	(30,797,862)	(4,475,940)

Issuance of common stock upon exercise of stock options	—	—	—	—	—	—	—	—	4,556	1	43	—	44
Accretion of issuance costs	—	122,723	—	—	—	—	—	—	—	—	(122,723)	—	—
Accretion of Series A preferred stock dividends	—	1,212,159	—	—	—	—	—	—	—	—	(1,212,159)	—	—
Net loss	—	—	—	—	—	—	—	—	—	—	—	(1,735,026)	(1,735,026)

Balance at September 30, 2004	13,468,413	$14,757,363	—	$—	—	$—	—	$—	895,779	$90	$11,564,513	$(32,532,888)	$(6,210,922)

See notes to financial statements

IMAGING AUTOMATION, INC.

Consolidated Statements of Cash Flows

For the Years Ended September 30, 2004 and 2003

	2004	2003
Cash flows from operating activities
Net loss	$(1,735,026)	$(9,847,622)
Adjustments to reconcile net loss to net cash used for operating activities:
Recovery of doubtful accounts	—	(20,370)
Gain on disposal of property and equipment	(400)	—
Depreciation and amortization	213,452	261,159
Amortization of deferred financing costs	25,872	25,873
Warrants issued in connection with services provided	—	452,500
Noncash interest expense	174,956	2,259,024
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	100,836	3,278,619
Inventory	653,806	148,086
Prepaid expenses and other current assets	(111,115)	113,318
Other assets	1,997	50,268
Increase (decrease) in:
Accounts payable	(909,795)	(196,280)
Accrued expenses	359,542	(345,361)
Customer deposits	—	(4,580)
Deferred revenue	118,036	(110,276)

Net cash used for operating activities	(1,107,839)	(3,935,642)

Cash flows from investing activities
Proceeds from disposals of property and equipment	400	—
Purchases of property and equipment	(11,535)	(201,511)

Net cash used for investing activities	(11,135)	(201,511)

Cash flows from financing activities
Payments on capital lease obligations	(12,609)	(11,752)
Proceeds from issuance of preferred stock and warrants	—	2,111,602
Proceeds from issuance of common stock	45	37,095
Payments of issuance costs	—	(490,892)
Payments on promissory note	(50,000)	(50,000)
Proceeds from issuance of subordinated convertible notes and warrants	2,264,689	2,090,528
Payments on subordinated convertible notes	(1,114,689)	—
Deferred financing costs	—	77,822

Net cash provided by financing activities	1,087,436	3,764,403

Decrease in cash and cash equivalents	(31,538)	(372,750)

Cash and cash equivalents, beginning of year	72,561	445,311

Cash and cash equivalents, end of year	$41,023	$72,561

Supplemental disclosure of cash flows information
Cash paid for interest	$448,823	$785,521

Summary of non-cash financing transactions
Conversion of warrant liability to equity	$—	$882,413

Conversion of subordinated convertible notes to preferred stock	$—	$2,029,335

Conversion of preferred stock to common stock	$—	$10,793,526

See notes to financial statements

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

1. Nature of Operations

Imaging Automation, Inc. (the Company) was incorporated as a Delaware Corporation in 1991, and is a multinational company with locations in New Hampshire and Buenos Aires, Argentina. The Company is in the business of developing, manufacturing and marketing data/image systems and subsystems.

The Company has incurred net losses from operations and negative cash flows since inception and has an accumulated deficit of $32,532,888 at September 30, 2004. To date, the Company has been funded primarily by issuing debt and equity securities and, to a lesser degree, from sales transactions with customers. During June 2003, the Company was able to obtain additional financing from existing stockholders (Note 8). The Company was acquired by Viisage Technology, Inc. on October 5, 2004 (Note 14).

The Company is subject to a number of risks similar to other companies in the industry, including rapid technological change, uncertainty of market acceptance of the product, competition from substitute products, competitors with greater financial, technical, sales and marketing resources and greater name recognition, protection of proprietary technology, the need to obtain additional financing to support growth, and dependence on third parties and key individuals.

2. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the results of operations of the Company and its wholly owned subsidiary in Argentina. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

All highly liquid investments with an original or remaining maturity of three months or less at the time of purchase are considered to be cash equivalents. Cash and cash equivalents and restricted cash consist of investments in bank certificates of deposit and other interest bearing instruments. These investments are carried at cost which approximates fair market value.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, which include cash and cash equivalents, restricted cash, accounts receivable, accounts payable, accrued expenses, notes payable and subordinated debentures, approximate their fair values at September 30, 2004 and 2003.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

2. Summary of Significant Accounting Policies (Continued)

Accounts Receivable, Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk include cash and cash equivalents, restricted cash and accounts receivable. The Company maintains substantially all of its cash and cash equivalents and restricted cash with one highly rated financial institution. To minimize credit risk related to accounts receivable, ongoing credit evaluations of customers’ financial condition are performed. Revenue from two customers represented 77% of total revenues during the year ended September 30, 2004. Revenue from one customer represented 24% of total revenues during the year ended September 30, 2003.

Inventory

Inventory is stated at the lower of cost or market value, with cost determined on the first-in, first-out method.

Property and Equipment, Depreciation and Amortization

Property and equipment are recorded at cost and depreciated using the straight-line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related assets. The cost of additions and improvements is capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon retirement or sale, the cost of the disposed assets and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is credited or charged to income.

Revenue Recognition

The Company’s revenue is recognized primarily from two sources, products and services.

Product revenue consists of sales of hardware products and licensed software products. Product revenue is recognized when the product is shipped, provided that evidence of the sales agreement exists, title and risk of loss have passed to the customer, the price is fixed or determinable and collection of the related receivable is probable.

Service revenue consists of professional services and maintenance and support services. Professional services are recognized using the percentage-of-completion method of accounting on contracts which include significant customization or modification of the software. Under the percentage-of-completion method, revenue is recognized as the work progresses in amounts estimated to equal the actual progress on the contract. In applying this method, the Company measures each project’s percentage-of-completion by the ratio of actual costs incurred to date to estimated total costs to complete the project. Changes in total estimated costs and anticipated losses, if any, are recognized in the period in which determined. Revenues from maintenance and support services are recognized ratably over the period the services are provided.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

2. Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

For multiple element arrangements, the Company defers the fair value of any undelivered elements under the arrangement and recognizes revenue on the delivered elements using the residual method. The Company unbundles service revenue and post-contract customer support from product sales based upon the fair value of those services where such services are sold separately and recognizes such revenue as the services are provided or ratably over the period of the related contract. The Company’s products are generally subject to warranty and such estimated costs are provided for in cost of sales when product revenue is recognized. Installation and other services are not essential to the functionality of the products as these services do not alter the products’ capabilities, do not require specialized skills or tools and can be performed by the customers or other vendors.

Deferred revenue relates primarily to amounts billed or paid in advance associated with maintenance and support services.

Research and Development and Software Development Costs

Costs incurred on the research and development of the Company’s products are expensed as incurred, except for certain software development costs. In accordance with Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, costs incurred subsequent to the establishment of technological feasibility and prior to the general release of the products are capitalized.

Capitalized costs are amortized on a product-by-product basis over periods ranging from two to five years. As of September 30, 2004 and 2003, capitalized software costs, net of amortization, totaled $182,950 and $242,950, respectively. Amortization expense charged to operations was $60,000 and $177,502 for the years ended September 30, 2004 and 2003, respectively. The expense recognized as of September 30, 2003 includes $80,000 related to the e-Manifest product that was fully written off.

Comprehensive Income

SFAS No. 130, Reporting Comprehensive Income, requires a full set of general purpose financial statements to include the reporting of “comprehensive income.” Comprehensive income is defined as net income plus all revenues, expenses, gains and losses from nonowner services that are excluded from net income in accordance with generally accepted accounting principles. For all periods presented, the Company’s only component of comprehensive income was the Company’s reported net losses.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

2. Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

The functional currency of the Company’s foreign subsidiary is the local currency. Monetary assets and liabilities are translated into U.S. dollars at exchange rates in effect at the balance sheet date. Nonmonetary assets and liabilities are translated at historical rates. Income and expense items are translated at average exchange rates for the period. Foreign currency translation adjustments are included in accumulated other comprehensive income as a separate component of stockholders equity, if material. Foreign currency gains and losses were not significant during the years ended September 30, 2004 and 2003.

Advertising Costs

The Company expenses as incurred costs of producing advertising and sales-related collateral materials. Advertising expense for the years ended September 30, 2004 and 2003 was $207 and $6,742, respectively.

Accounting for Stock-Based Compensation

The Company accounts for stock-based awards to employees using the intrinsic value method as prescribed by Accounting Principles Board (APB) No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices to the extent that the fair market value of the Company’s common stock exceeds the exercise price of the option at the date of grant. All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services. No compensation cost has been recognized for employee stock awards to date. The Company follows SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, an amendment of SFAS No. 123, for disclosure purposes. Had compensation cost been determined based on the estimated fair value of the options at the grant dates consistent with the provisions of SFAS No. 123, the Company’s net loss reported for the years ended September 30, 2004 and 2003 would not have been materially different from the actual net loss reported for those periods. The fair value of each option grant was estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions for grants; no dividend yield; no volatility; risk-free interest rates of 2.31% for the years ended September 30, 2004 and 2003, respectively; and expected lives of five years.

Income Taxes

The Company accounts for income taxes using the liability method in accordance with SFAS No. 109, Accounting for Income Taxes. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the differences between the financial statement and income tax bases of assets and liabilities using enacted tax laws and rates that will be in effect in the years in which the differences are expected to reverse. Valuation allowances are provided if, based upon the weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

2. Summary of Significant Accounting Policies (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. Restricted Cash

The Company maintains a $1,000,000 certificate of deposit to comply with requirements under a working capital line of credit agreement (Note 7). The restricted cash balance represents collateral for the bank on the advances drawn down by the Company on the working capital line of credit. Amounts outstanding under the line of credit were paid in full in October 2004; therefore, the restricted cash is classified as current on the 2004 accompanying consolidated balance sheet.

4. Inventory

Inventory consisted of the following:

	2004	2003
Raw materials	$223,796	$135,591
Work in process	19,676	212,898
Finished goods	60,340	693,244

	$303,812	$1,041,733

As of September 30, 2003, $406,274 of the finished goods inventory related to an order from a customer for which the inventory had been shipped but all of the revenue recognition conditions had not been met to recognize the sale.

5. Property and Equipment

Property and equipment consisted of the following:

	2004	2003
Equipment	$1,883,340	$1,770,738
Furniture and fixtures	60,145	63,292
Leasehold improvements	110,079	110,079

	2,053,564	1,944,109
Less: accumulated depreciation and amortization	1,870,514	1,703,257

	$183,050	$240,852

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

5. Property and Equipment (Continued)

Depreciation and amortization expense was $153,452 and $83,657 for the years ended September 30, 2004 and 2003, respectively.

6. Accrued Expenses

Accrued expenses consisted of the following:

	2004	2003
Professional fees	$443,039	$—
Interest	163,740	94,348
Salaries and benefits	134,131	285,306
Other	254,783	256,497

	$995,693	$636,151

7. Debt

The following is a summary of all debt at September 30, 2004 and 2003:

	2004	2003
Note payable to bank	$2,000,000	$2,000,000
Subordinated convertible notes payable to stockholders	1,150,000	—
Subordinated note payable and debentures	2,313,758	2,194,778
Promissory note	900,000	950,000

Total	6,363,758	5,144,778
Less current portion of:
Note payable to bank	(2,000,000)	—
Subordinated convertible notes to stockholders	(1,150,000)	—
Subordinated note payable and debentures	(599,770)	(31,250)
Promissory note	(900,000)	(950,000)

	$1,713,988	$4,163,528

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Note Payable to Bank

On February 28, 2002, the Company entered into a revolving line of credit agreement with a bank, which provided for available borrowings of up to $2,000,000. Outstanding balances under the agreement bear interest at the bank’s prime rate, with an additional 5% increase in the event of default, and are secured by all Company assets. The balance outstanding was $2,000,000 at September 30, 2004 and 2003. Amounts outstanding under the line of credit agreement were due in full on February 27, 2003, however, during April 2003, the Company was granted an extension until February 2005. In addition, the Company is required to maintain certain nonfinancial covenants. The agreement also requires the Company to maintain a certificate of deposit at the bank in the amount of $1,000,000 (Note 3), which is included in restricted cash at September 30, 2004 and 2003. The line of credit was paid in full subsequent to September 30, 2004 in conjunction with Viisage Technology, Inc.’s acquisition of the Company (Note 14).

Subordinated Convertible Notes Payable to Stockholders

During 2004, the Company issued subordinated convertible notes to certain stockholders. Interest on the notes is payable at 12%, with an additional 6% increase in the event of default, as defined in the subordinated convertible note agreements (the Agreements). The principal and accrued interest under the notes was to be paid no later than December 1, 2004, unless previously converted into equity securities of the Company in accordance with the Agreements. All of the notes were paid in full subsequent to September 30, 2004 in conjunction with Viisage Technology, Inc.’s acquisition of the Company (Note 14).

Subordinated Convertible Notes

During 2002 and 2003, the Company issued subordinated convertible notes and warrant purchase agreements to certain private investors. Interest on the notes was payable at a fixed rate of 9% per annum, with an additional 3% increase in the event of default, as defined in the subordinated convertible note agreement (the Agreement). The principal and accrued interest under the notes was to be paid on January 3, 2003, unless previously converted into equity securities of the Company in accordance with the Agreement.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Subordinated Convertible Notes (Continued)

In conjunction with the subordinated convertible notes, the Company entered into an agreement that provided the private investors warrants to purchase shares of Series B-1 convertible preferred stock, at an exercise price of $0.0001 per share. The warrant was exercisable for a number of shares of Series B-1 convertible preferred stock equal to the committed funds (whether or not advanced to the Company) times four and divided by the lesser of a) $0.10568502 and b) the price per share of the securities into which the subordinated notes issued are converted. The Company determined that the possibility of the notes automatically converting upon the closing of an equity financing prior to January 3, 2003 was remote and therefore calculated the shares into which the warrant would be exercisable by using the $0.10568502 price. The amount of shares into which the warrant is exercisable was calculated as 189,233,327 on the date of issuance. The Company recorded the fair value of these warrants of $2,507,837 as additional paid-in capital and a discount on subordinated convertible notes payable. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk free rate of 5.1%; volatility of 100% and an expected life of ten years. The discount on the subordinated convertible notes was being amortized to interest expense over the term of the notes.

Also in conjunction with the subordinated convertible notes, the Company entered into an agreement that provided the private investors warrants to purchase shares of Series B-1 or Series C convertible preferred stock, at an exercise price of $0.0001 per share, adjustable under certain conditions. The number of shares into which the warrant is convertible was $4,999,782 (total committed funds under the subordinated convertible note agreements) divided by five, or 999,956 shares of Series B-1 or Series C convertible preferred stock. The Company recorded the fair value of these warrants of $105,269 as additional paid-in capital and a discount on subordinated convertible notes payable. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk free rate of 5.1%; volatility of 100% and an expected life of ten years. The discount on the subordinated convertible notes was being amortized over the term of the notes.

Pursuant to APB 14, the proceeds received in conjunction with the subordinated convertible notes were allocated on a pro rata basis between notes and the warrants, based on the respective fair values. By the original notes’ maturity date, the full amount of the note discount would have been amortized, reflecting the full amount of the debt to have been repaid. However, under the Recapitalization Plan (Note 8), the outstanding principal and interest were converted into 4,119,863 shares of Series A preferred stock. The remaining balance of the discount was fully amortized into $2,140,044 of interest expense during the year ended September 30, 2003. Additionally, under the Recapitalization Plan, all warrants associated with the subordinated convertible notes were converted into 584,897 shares of common stock.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Subordinated Note Payable

On February 9, 1999, the Company entered into a $500,000 subordinated note payable and security agreement with a lender. The note, which is secured by all assets of the Company and an insurance policy on the life of a company executive, was payable over sixteen quarterly installments of fixed principal plus interest, beginning on February 9, 2000 and ending on February 9, 2004. On December 20, 2000, the Company entered into an agreement modifying the terms of the subordinated note payable resulting in only interest being payable on the note through December 6, 2002. Commencing on December 6, 2002, the outstanding principal and interest were due and payable in 12 consecutive quarterly payments, subject to the approval of the holders of senior debt, as amended. Interest on the note is payable at a fixed rate of 12%, with an additional 6% increase in the event of default, as defined in the subordinated note payable agreement. The loan may have been prepaid without penalty if paid before February 9, 2000. Thereafter, any prepayment would have been subject to a 1% penalty as stated in the agreement.

Under the subordinated note payable agreement, the Company is required to maintain certain nonfinancial loan covenant requirements.

In conjunction with the subordinated note payable and security agreement dated February 9, 1999, the Company also entered into an agreement that provided the lender warrants to purchase up to 83,160 shares of Series AAA redeemable convertible preferred stock (Series AAA preferred stock) at $4.81 per share, adjustable under certain conditions. The issuance of the warrants was staggered such that 20,790 warrants were issued immediately, an additional 20,790 were issuable if the subordinated note payable was not paid in full by February 9, 2000, and another 41,580 warrants were issuable under certain circumstances, as described in the agreement. The loan was not repaid in full by February 9, 2000 resulting in all 83,160 warrants being issued to the holder of the subordinated note payable. The Company recorded the fair value of these warrants of $123,077 as additional paid-in capital and discount on subordinated note payable. The discount on the subordinated note payable was amortized over the term of the note.

In conjunction with the amendment agreement in December 2000, the Company canceled the existing 83,160 warrants and issued the lender new warrants to purchase 150,000 shares of Series AAA preferred stock at $0.01 per share. The Company recorded the fair value of these warrants of $223,940 as additional paid-in capital and other current asset. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk-free rate of 5.77%; volatility of 100% and an expected life of five years. The asset was amortized over the term of the note.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Subordinated Note Payable (Continued)

In December 2001, the Company enacted a corporate restructuring plan (Note 8), whereby the holders of Series AAA preferred stock warrants agreed to exchange each Series AAA preferred stock warrant held for 4.9891498 Series A-2 preferred stock warrants. Immediately after this restructuring, the Series AAA preferred stock warrants issued to the lender were canceled and replaced with 748,372 shares of Series A-2 preferred stock at $0.0001 per share. The fair value of the warrant just prior to the modification was equal to the fair value of the warrant immediately after the modification, therefore no additional charge was recorded. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk free rate of 5.1%; volatility of 100% and an expected life of five years.

In June 2003, pursuant to the Recapitalization Plan, the 748,372 Series A-2 preferred stock warrants were converted into Series A-2 preferred stock and subsequently converted into 4,621 shares of common stock. Additionally, the Plan amended the terms of the $500,000 subordinated note payable and security agreement to modify the principal and interest payments on the note to be payable in eight consecutive quarterly installments, the first seven of which would consist of $31,250 of principal, plus interest payable on the last day of each quarter, commencing on September 30, 2004, and the last of which would consist of $281,250 of principal plus all accrued and unpaid interest thereon. Aside from the amended payment terms, the remaining terms remained consistent with those described above. During each of the years ended September 30, 2004 and 2003, $55,992 was amortized to interest expense, which fully amortized the asset as of September 30, 2004.

The note was paid in full subsequent to September 30, 2004 in conjunction with Viisage Technology, Inc.’s acquisition of the Company (Note 14).

Subordinated Debentures

On December 20, 2000, the Company entered into note agreements with private investors. Under the agreements, the Company issued 13.5% subordinated debentures in the aggregate amount of $2,250,000 due in twenty consecutive quarterly installments beginning April 1, 2003. During April 2003, payment on the subordinated debentures had been extended to September 2004. In connection with the notes, the Company also issued warrants to purchase an aggregate of 1,456,397 shares of Series AAA preferred stock at $0.01 per share. The issuance of the warrants was staggered such that 970,931 warrants were issued immediately and an additional 485,466 were issuable if the related subordinated debentures were not paid in full by December 20, 2002. These warrants would expire in April 2008. Pursuant to APB 14, the proceeds received in conjunction with the subordinated debentures were allocated on a pro rata basis between the debt and the warrants, based on the respective fair values. The Company recorded the fair value of the warrants issued of $882,413 as warrant liability and discount on subordinated debentures. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk-free rate of 5.77%; volatility of 100% and an expected life of eight years.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Subordinated Debentures (Continued)

In connection with the Company’s corporate restructuring plan, holders of Series AAA preferred stock warrants agreed to exchange each Series AAA preferred stock warrant held for 4.9891498 Series A-2 preferred stock warrants. As a result, the 970,931 Series AAA preferred stock warrants issued in conjunction with the subordinated debentures were cancelled and warrants to purchase an aggregate of 4,844,120 shares of Series A-2 preferred stock were issued at $0.0001 per share. The fair value of the warrant just prior to the modification was equal to the fair value of the warrant immediately after the modification, therefore no additional charge was recorded. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk-free rate of 5.1%; volatility of 100% and an expected life of approximately 8 years.

In connection with the Company’s Recapitalization Plan (Note 8), the 4,844,120 Series A-2 preferred stock warrants were converted into Series A-2 preferred stock and subsequently converted into 29,913 shares of common stock. Additionally, the Plan amended the terms of the $2,250,000 subordinated debentures by modifying the interest rate to 12% per annum, with an additional 6% increase in the event of default and the principal payments were modified to be due in twenty consecutive quarterly installments beginning October 1, 2004. During each of the years ended September 30, 2004 and 2003, $118,980 was amortized to interest expense. The remaining unamortized discount was $436,242 at September 30, 2004.

The debentures were paid in full subsequent to September 30, 2004 in conjunction with Viisage Technology, Inc.’s acquisition of the Company (Note 14).

Warrant Liability

If not otherwise exercised, the warrants issued in conjunction with the subordinated debentures were redeemable in cash, at the option of the holder, at any time after December 20, 2005. As a result, the value of the warrants issued had been classified as a liability in the balance sheet to represent the Company’s potential repurchase obligation. As of September 30, 2002, the value of the warrants totaled $882,413. As part of the Recapitalization Plan (Note 8), the warrants were converted into common stock and the warranty liability was reclassified to additional paid-in capital during the year ended September 30, 2003.

Promissory Note

On October 25, 2000, the Company entered into a promissory note with a private investor. Under the agreement, the Company issued a promissory note payable in the aggregate amount of $1,000,000 due on December 31, 2002 with an interest rate of 3.05% per annum. In connection with the promissory note, the Company also issued a warrant to purchase an aggregate of 133,333 shares of Series AAA preferred stock at $1.50 per share. The warrant was subsequently cancelled by the private investor.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

7. Debt (Continued)

Promissory Note (Continued)

In connection with the Company’s Recapitalization Plan (Note 8), the promissory note was amended. Under the amendment, the note was to be paid as follows: (i) $50,000 on June 30, 2003, (ii) $50,000 on September 30, 2003, and (iii) the remaining balance in six consecutive monthly payments of $150,000 commencing on March 31, 2004, with an interest rate equal to the prime rate plus 2% per annum. The six monthly payments of $150,000 remained unpaid as of September 30, 2004.

The note was paid in full subsequent to September 30, 2004 in conjunction with Viisage Technology, Inc.’s acquisition of the Company (Note 14).

8. Redeemable Convertible Preferred Stock

Recapitalization Plan

On June 5, 2003 (the “effective date”), the Company filed an Amended and Restated Certificate of Incorporation, which effected a plan of recapitalization (the Recapitalization Plan) as approved by the Company’s stockholders. Under the Recapitalization Plan, the Company’s outstanding preferred stock warrants were converted into the respective class of preferred stock and subsequently converted into a number of shares of common stock equal to the authorized but unissued shares of common stock under the Company’s prior Certificate of Incorporation. All outstanding preferred stock was converted into common stock at the following rate: (i) each share of Series A-1 and A-2 preferred stock was reclassified into .00617134 shares of common stock; (ii) each share of Series B, B-1 and conversion preferred stock was reclassified into .0030745 shares of common stock. The Plan also enacted a reverse stock split for the common stock on the basis of 325.235219 to one and established the par value for common stock at $0.0001 per share. All common share data, including par value, have been restated in these financial statements to reflect this reverse stock split. Once all preferred shares outstanding prior to the effective date were converted, all pre-existing preferred stock was deemed no longer to be outstanding and ceased to exist.

The Plan also establishes, for purposes of the subsequent sale and issuance, a new Series A preferred stock (Series A preferred stock). The Series A preferred stock has the following characteristics, as defined under the Recapitalization Plan:

Voting

Holders of Series A preferred stock are entitled to the number of votes equal to the number of common shares into which the shares of preferred stock may be converted.

Dividends

Holders of Series A preferred stock are entitled to receive out of funds legally available an amount equal to 9% of the Series A price per share, per year, in preference and priority to any payment of any dividend on the junior shares. Such dividends shall be cumulative and accrue from the date of issuance of the preferred stock, whether or not earned or declared and will only be required to be paid upon a liquidation event, upon a redemption, or when declared by the Board of Directors. Cumulative unpaid dividends on Series A preferred stock were $1,616,212 and $404,052 at September 30, 2004 and 2003, respectively.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

8. Redeemable Convertible Preferred Stock (Continued)

Liquidation Preference

In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A preferred stock are entitled to receive, prior and in preference to holders of all other classes and series of capital stock, an amount equal to $0.50 per share plus any declared but unpaid dividends or, if the remaining assets of the Company are insufficient to pay the full amounts entitled, the holders of Series A preferred stock are entitled to the entire amount of such available assets.

Conversion

Each Series A preferred share may be converted into common stock at any time, at the option of the stockholder at the conversion price. The conversion price at which each share of common stock shall be deliverable upon conversion of preferred stock shall be $1.00 but is subject to adjustment dependent on various situations.

Redemption

Each holder of Series A preferred stock shall have the right to cause the Company, in the event that holders of at least 70% of the then outstanding shares of Series A preferred stock give written notice, at any time after April 16, 2007 but on or before June 15, 2007 to redeem all of the shares of Series A preferred stock at a price equal to $0.50 per share plus any declared but unpaid dividends subject to appropriate adjustment in the event of any stock dividend, stock split, combination, recapitalization or adjustment.

9. Common Stock

As of September 30, 2004, the Company has authorized 25,000,000 shares of common stock with a $0.0001 par value per share. Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders. Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

The Company had 17,583,811 shares of its common stock reserved for issuance upon conversion of the Series A preferred stock and the exercise of stock options and warrants at September 30, 2004.

10. Stock Option Plan

In 2003, the Company adopted the 2003 employee, director, and consultant stock plan (the Stock Plan). The Stock Plan, as amended, provides for the grant of incentive stock options and nonqualified stock options, stock awards and stock purchase rights for the purchase of up to 3,992,097 shares of the Company’s common stock by officers, employees, consultants and directors of the Company. The Board of Directors is responsible for administration of the Plan. As part of the Recapitalization Plan (Note 8), all options outstanding under the previous option plan were adjusted for the reverse stock split and all preferred stock options were converted to common stock options.

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

10. Stock Option Plan (Continued)

The Board determines the term of each option, the option exercise price, the number of shares which each option is granted and the rate at which each option is exercisable. Incentive stock options may be granted to any officer or employee at an exercise price per share of not less than the fair value per common share on the date of the grant (not less than 110% of fair value in the case of holders of more than 10% of the Company’s voting stock) and with a term not exceeding ten years from the date of the grant (five years for incentive stock options granted to holders of more than 10% of the Company’s voting stock). Nonqualified stock options may be granted to any officer, employee, consultant or director at an exercise price per share of not less than the book value per share.

Activity under the Plan during the years ended September 30, 2004 and 2003 was as follows:

	2004		2003
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of year	3,607,148	$0.19	102,445	$5.84
Granted	—	—	3,509,355	0.05
Exercised	(4,556)	0.01	—	—
Canceled/expired	(999)		(4,652)	39.30

Outstanding at end of year	3,601,593	$0.19	3,607,148	$0.19

Options exercisable at end of year	3,019,521		2,015,043	$0.15
Weighted average fair value of options granted during the year		$—		$.003
Options available for future grant	484,421		484,421

Information about stock options outstanding at September 30, 2004 is as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Shares Outstanding	Weighted Average Remaining Contractual Life (in Years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
$0.01	3,503,115.74		$0.01	2,971,906	$0.01
3.44	97,070	2.58	3.44	46,927	3.44
100.82	1,398	2.58	100.82	676	100.82
487.85	10.30		487.85	12	487.85

	3,601,593		$0.14	3,019,521	$0.09

Continued —

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

10. Stock Option Plan (Continued)

The exercise price for each of the above grants was determined by the Board of Directors of the Company to be equal to the fair value of the common stock on the date of grant. In reaching this determination at the time of each such grant, the Board considered a broad range of factors, including the illiquid nature of an investment in the Company’s common stock, the Company’s historical financial performance, the Company’s preferred stock financings to date, and the Company’s future prospects.

Warrants

The following is a summary of outstanding warrants as of September 30, 2004 and 2003:

	Number Outstanding as of September 30,		Number Exercisable as of September 30,
	2004	2003	2004	2003
Note payable to bank - loan guaranty	500,000	500,000	500,000	500,000
Various service agreements	13,805	13,805	—	—

	513,805	513,805	500,000	500,000

During June 2003, as part of the Recapitalization Plan (Note 8), the Company canceled 3,785,012 warrants previously issued to private investors in exchange for relieving them of their guaranties. Additionally, 133,333 warrants to purchase shares of Series A-2 preferred stock issued in conjunction with a previous loan guaranty were exchanged for warrants to purchase up to 500,000 shares of Series A preferred stock at a price of $1.00 per share. The warrants are fully vested, exercisable at the option of the holder, in whole or in part, and expire ten years from the date of grant. The Company recorded the fair value of the warrants of $452,500 as additional paid-in capital and interest expense. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk free rate of 3.68%; volatility of 100% and an expected life of ten years.

During fiscal year 2002, the Company issued warrants in consideration for certain services provided to the Company. The warrants issued are for the purchase of up to 4,490,282 shares of common stock at prices ranging from $0.106 to $0.31 per share. The warrants vest over the service period, are exercisable at the option of the holder, in whole or in part, and expire approximately five years from the date of grant. The Company recorded the fair value of these warrants of $14,680 as additional paid-in capital and expense, based on the nature of the services provided. The fair value was determined using the Black-Scholes option pricing model with the following assumptions: no dividend yield; risk free rate of 5.2%; volatility of 100% and an expected life of five years. As part of the Recapitalization Plan (Note 8), the warrants were adjusted for the reverse stock split resulting in 13,805 warrants at price ranges from $34.37 to $100.82 per share.

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

11. Income Taxes

The components of deferred tax assets and liabilities follow:

	2004	2003
Net operating loss carryforwards	$6,852,000	$6,935,000
Research and development credit carryforwards	528,000	427,000
State credit carryforwards	124,000	147,000
Capitalized research and development	3,863,000	3,428,000
Accrued bonus	—	7,000
Other temporary differences	461,000	487,000

Total deferred tax assets	11,828,000	11,431,000
Valuation allowance	(11,828,000)	(11,431,000)

Net deferred tax asset	$—	$—

At September 30, 2004, the Company has available for federal and state income tax purposes net operating loss carryforwards of approximately $19,810,000 and $2,086,000, respectively, that are available to offset future taxable income, expiring at various dates through fiscal 2023.

The Company also has available research and development credit carryforwards to offset future federal income taxes of approximately $528,000 which may be utilized in years through 2023. Additionally, the Company has New Hampshire Business Enterprise Credits of approximately $188,000 to offset future state tax liability.

Ownership changes, as defined in the Internal Revenue Code, may limit the amount of net operating loss carryforwards that can be utilized annually to offset future taxable income.

12. Commitments

The Company leases its office space under a noncancelable operating lease expiring in February 2005. Total rent expense under this operating lease was $569,244 and $576,518 for the years ended September 30, 2004 and 2003, respectively.

Future minimum lease payments under noncancelable operating leases at September 30, 2004 are $237,525 for 2005.

IMAGING AUTOMATION, INC.

Notes to Financial Statements

For the Years Ended September 30, 2004 and 2003

13. 401(k) Savings Plan

The Company has established a retirement savings plan (the 401(k) Plan) under Section 401(k) of the Internal Revenue Code. The 401(k) Plan covers substantially all domestic employees of the Company who meet minimum age and service requirements. Eligible employees may contribute a percentage of their compensation, subject to certain limitations established by the Internal Revenue Code. Company contributions to the 401(k) Plan may be made at the discretion of the Board of Directors. The Company contributed $17,676 and $22,711 to the 401(k) Plan for the years ended September 31, 2004 and 2003, respectively.

14. Subsequent Sale

On October 5, 2004, the Company was acquired by Viisage Technology, Inc. (Viisage). Viisage acquired all of the outstanding shares of the Company’s stock for approximately $5 million in cash and 3.9 million shares of Viisage common stock, as well as the assumption of the Company’s debt.